Exhibit 99.1

ASTROTECH REPORTS FIRST QUARTER OF FISCAL YEAR 2027 FINANCIAL RESULTS

Austin, Texas – November 13, 2026 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the first quarter of fiscal year 2027, which ended September 30, 2026.

First Quarter Fiscal 2027 Highlights

●	As of September 30, 2026, the Company had deployed the TRACER 1000 in approximately 38 locations in 17 countries across the United States, Europe, Central America and Asia.

●	Total operating expenses were $3.1 million, a decline of 15.7% during the first quarter ended September 30, 2026, compared to the first quarter ended September 30, 2025.

●	Astrotech’s consolidated balance sheet consisted of $11.6 million in working capital as of September 30, 2026, supporting the Company’s ongoing operations and strategic priorities.

●

In collaboration with Skycorp Incorporated, Astrotech submitted a proposal to NASA under the NextSTEP-3 Lunar Enabling Infrastructure Accelerator (“LEIA”) program to advance the Astrotech Mobile Power System (“AMPS”) from Technology Readiness Level (“TRL”) 4 to TRL 6. Designed to deliver 6 kW of continuous power (10 kW surge) for lunar polar environments, the project, if selected by NASA, would culminate in an integrated system test at Astrotech’s Austin, Texas facility, where Astrotech would manage facilities, procurement, and program finances. While the proposal was recently submitted and there can be no assurance that NASA will select the project for funding, an award would provide Astrotech with needed non-dilutive capital to accelerate its lunar infrastructure initiatives.

“Our first-quarter results reflect the dedication of our team and executing against our strategic priorities,” stated Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer and Chief Technology Officer. “As we look ahead to the remainder of fiscal year 2027, we remain focused on disciplined execution, investing in opportunities that strengthen our business, and creating long-term value for our shareholders.”

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that creates, operates, and scales innovative businesses through its wholly owned subsidiaries. Each subsidiary leverages Astrotech’s core technology to serve specialized markets:

●	1st Detect develops, manufactures, and markets trace detection systems for security and narcotics screening applications.
●	AgLAB designs process analyzers tailored to the agriculture industry.
●	Pro-Control produces solutions for in-situ chemical process control in industrial manufacturing.
●	EN-SCAN, Inc. develops, manufactures and sells portable, ruggedized gas chromatography-based environmental testing solutions, including the Labrador HH-GC.
●

Lunar Utilities Corporation is focused on potentially developing infrastructure technologies that could support semiconductor processing, advanced computing systems, and quantum computing manufacturing operations on the lunar surface.

Astrotech is headquartered in Austin, Texas. For more information, visit www.astrotechcorp.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding the LEIA program and the Company’s submission of its proposal to NASA, the Company’s ability to raise additional capital, including under its at-the-market offering program, and its use of the proceeds therefrom, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, and the Company's ability to develop, validate, obtain NASA funding for, launch, operate, or commercialize any space-related technology or infrastructure. These statements are based on current expectations, estimates, forecasts and assumptions and are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Risks and uncertainties include, among others, the possibility that NASA does not select the Company for any LEIA program funding, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the Middle East, the Company’s ability to raise additional capital, including under its at-the-market offering program, and its use of the proceeds therefrom, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, the Company’s lunar infrastructure initiatives, potential NASA selection, funding, awards or contracts, technology development, partnerships, autonomous systems, lunar resource mining and processing, advanced manufacturing, power development, artificial intelligence, quantum computing, advanced semiconductor materials and commercial lunar activity, future engineering and testing, technology qualification, commercialization and potential lunar resource deployment and long-duration energy storage; and the Company's ability to finance, validate, launch, operate or commercialize related systems, the Company’s ability to fund its operations and satisfy its liquidity requirements, the outcome of the Company’s strategic alternatives, including the potential sale of 1st Detect Corporation, the Company’s ability to maintain compliance with Nasdaq continued listing requirements, the Company’s dependence on a limited number of customers and government grant revenue and the potential effects of the addition of advisors, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Any forward-looking statements in this document should be evaluated in light of these important risk factors. The contemplated lunar energy-storage application remains in the evaluation and development stage. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact:

Scott Bartley

Interim Chief Financial Officer, Astrotech Corporation

(512) 485-9530

Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Revenue	$274	$297
Cost of revenue	172	109
Gross profit	102	188
Operating expenses:
Selling, general and administrative	2,115	1,780
Research and development	1,026	1,944
Total operating expenses	3,141	3,724
Loss from operations	(3,039)	(3,536)
Other income and (expense), net	91	71
Loss from operations before income taxes	(2,948)	(3,465)
Income tax expense	—	—
Net loss	$(2,948)	$(3,465)
Weighted average common shares outstanding:
Basic and diluted	2,021	1,673
Basic and diluted net loss per common share:
Net loss per common share	$(1.46)	$(2.07)
Other comprehensive loss, net of tax:
Net loss	$(2,948)	$(3,465)
Available-for-sale securities:
Net unrealized gain (loss)	(92)	148
Total comprehensive loss	$(3,040)	$(3,317)

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data) (Unaudited)

	September 30,	June 30,
	2026	2026
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$5,615	$8,387
Short-term investments	2,856	2,947
Accounts receivable	112	124
Inventory, net:
Raw materials	2,781	2,926
Work-in-process	305	9
Finished goods	1,145	1,179
Prepaid expenses and other current assets	624	354
Total current assets	13,438	15,926
Property and equipment, net	2,203	2,383
Intangible asset, net	50	50
Operating lease right-of-use assets, net	1,763	1,834
Other assets, net	314	314
Total assets	$17,768	$20,507
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$493	$581
Payroll related accruals	405	482
Accrued expenses and other liabilities	669	912
Lease liabilities, current	288	282
Total current liabilities	1,855	2,257
Accrued expenses and other liabilities, net of current portion	29	54
Lease liabilities, net of current portion	1,974	2,024
Total liabilities	3,858	4,335
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value, 250,000,000 shares authorized at September 30, 2026, and June 30, 2026, respectively; 2,118,891 shares issued at September 30, 2026 and 2,009,050 shares issued at June 30, 2026, respectively; 2,108,575 and 1,998,734 shares outstanding at September 30, 2026 and June 30, 2026, respectively	190,643	190,643
Treasury shares, 10,316 at September 30, 2026, and June 30, 2026, respectively	(119)	(119)
Additional paid-in capital	92,039	91,261
Accumulated deficit	(268,245)	(265,297)
Accumulated other comprehensive loss	(408)	(316)
Total stockholders’ equity	13,910	16,172
Total liabilities and stockholders’ equity	$17,768	$20,507